UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 April 23, 2003



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                  74-2584033
(Commission File Number)               (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 4. Change in Registrant's Certifying Accountant.

         On April 22, 2003, the Board of Directors of Abraxas Petroleum Corporation (the "Company"), engaged the accounting firm of BDO Seidman LLP, as the Company's certifying accountant for the year ending December 31, 2003. The decision to approve the dismissal of Deloitte & Touche LLP and engagement of BDO Seidman LLP was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company. Deloitte & Touche LLP was notified of their dismissal on April 22, 2003.

         The reports of Deloitte & Touche LLP on the Company's financial statements for the two fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001 and 2002, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused the firm to make reference to the matter in their report.

         The Company has requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16 to this report.


Item 7. Financial Statements and Exhibits

         (c) Exhibits

                 16.1 Letter from Deloitte & Touche LLP to Securities and Exchange Commission regarding agreement with the statements made by registrant under Item 4 of this Form 8-K.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                     By: ___________________________________
                         Chris Williford
                         Executive Vice President, Chief Financial
                         Officer and Treasurer


Dated:    April 23, 2003

                                                                  Exhibit 16.1


April 23, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Abraxas Petroleum Corporation's Form 8-K dated April 23, 2003, and we agree with the statements made therein.

Yours truly,


Deloitte & Touche LLP